                                                                EXHIBIT 10.4

                         AMENDMENT TO THE AGREEMENT
                              BY AND BETWEEN
                         MERCANTILE NATIONAL BANK
                          LOS ANGELES, CALIFORNIA
                                    AND
                THE OFFICE OF THE COMPTROLLER OF THE CURRENCY


        On February 22, 1991, the Mercantile National Bank, Los Angeles, California ("Bank"), by and through its duly elected and acting Board of Directors and the Comptroller of the Currency of the United States of America ("Comptroller"), by and through his duly authorized representative, entered into an Agreement ("1991 Agreement").

        In the Report of Examination dated March 6, 1995, the Comptroller, through his appointed National Bank Examiner, has criticized certain practices of the Bank and has cited certain violations of law, rule or regulation applicable to the bank.

        The Comptroller is of the opinion that an amendment to the 1991 Agreement is now warranted.

        The Bank, through its duly elected and acting Board of Directors ("Board") and the Comptroller, through his duly authorized representative, have mutually agreed that the Bank shall operate at all times in compliance with the articles of this Amended Agreement ("Agreement"), which shall supersede and replace in its entirety the 1991 Agreement.

                                   ARTICLE I

        (1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. Section 1818(b)(1).

        (2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. Section 1818(e)(1) and 12 U.S.C. Section 1818(i)(2).

                                   ARTICLE II

PROGRESS REPORT

        (1) On January 31, 1996 and monthly thereafter, the Board shall submit a written progress report to the Director for Special Supervision, as well as to the National Bank Examiners, Los Angeles Duty Station, 550 North Brand Boulevard, Suite 500, Glendale, California, 91203-1900 setting forth in detail:

                (a) actions taken to comply with each Article of this Agreement; and

                (b) the results of those actions.

                                  ARTICLE III


NEW CHIEF FINANCIAL OFFICER

        (1) Within sixty (60) days, the Board shall appoint a new, capable chief financial officer.

        (2) Prior to the appointment of any individual as chief financial officer, the Board shall submit to the Director for Special Supervision the following information:

             (a) written notice as required by 12 C.F.R. Section 5.51, together with a legible fingerprint card and IRS Tax Check Waiver (Form 8821) for the proposed individual;

             (b) a written statement of the Board's reasons for selecting the proposed officer; and

             (c) a written description of the proposed officer's duties and responsibilities.

        (3) The Director for Special Supervision shall have the power of veto over the employment of the proposed chief financial officer. However, the failure to exercise such veto power shall not constitute an approval or endorsement of the proposed officer.

        (4) In accordance with the position set forth in the Issues section of the OCC's Temporary Rule Implementing Section 914 of the Financial
Institutions Reform, Recovery, and Enforcement Act of 1989, Federal Register Vol. 55, No. 43, pp. 7692-94, March 5, 1990, the requirement to submit information and the prior veto provisions of the Article are based on the authority of 12 U.S.C. Section 1818(b) and do not require the OCC to complete its review and act on any such information or authority within thirty (30) days.


                                ARTICLE IV


BOARD AND MANAGEMENT FEES

        (1) Prior to the payment of any salary, consulting fee, expense reimbursement or other type of compensation to a principal shareholder, director or related interest of such as defined in 12 C.F.R. Section 215.2 ("Individual"), the Board shall, at a minimum and in writing, determine that such remuneration:

                (a) is reasonable;

                (b) has a direct relationship to, and is based solely upon, the fair value of goods and services received by the bank;

                (c) compensates the Individual only for providing goods and services which meet the legitimate needs of the bank; and

                (d) is in compliance with the requirements of Banking Circular
                    No. 115 dated August 30, 1978 and Supplement No. 1 therto dated December 28, 1978.

Such determination shall be submitted to the Director for Special Supervision who shall have the power of veto over any such proposed remuneration within fifteen (15) days of receipt.

        (2) In addition to the requirements of paragraph (1) of this Article, the Board shall review and maintain:

                (a) written documentation of all services rendered by the
                    Individual;

                (b) records indicating the day(s) and time periods during which the Individual's services were performed;

                (c) expense vouchers and receipts for all reimbursable
                    expenses; and

                (d) an analysis of the services rendered by the Individual to ensure that the Bank has received the full benefit to which it is entitled.

        (3) The Board of Directors shall not receive any fees for the fulfillment of their director responsibilities until such time as the bank has regained profitability and is deemed to be in satisfactory condition by the Comptroller.

                                   ARTICLE V


CONSULTING CONTRACTS

        (1) Within thirty (30) days, the Board, or the delegated committee thereof, shall review existing consulting contracts and determine whether the Bank requires such services. In making the determination, the following factors at a minimum, shall be considered:

                (a) the benefits derived from the consulting services;

                (b) the cost effectiveness of employing the consulting
                    services; and

                (c) delegating the consultant's responsibilities to a permanent
                    Bank employee.

For purposes of this Article, consulting services shall not include the annual audit and tax work performed by the bank's independent audit firm nor the services of the bank's outside legal counsel.

        (2) The Board or delegated committee shall set forth its final determination, that either justifies maintaining existing consulting services or recommends terminating such services, and the supporting reasons, in a written report to be approved by the entire Board. After it is approved, the written report shall be forwarded to the Director for Special Supervision.

        (3) If the Board determines that the Bank requires a consultant's services, the Bank shall, before hiring a new consultant, require at a minimum, the following:

                (a) competitive bids;

                (b) submission of a written proposal detailing the services to be performed by the consultant;

                (c) biographical information setting forth the applicant's credentials and experience in this area;

                (d) full disclosure to the Board of all relationships between the consultant and any Bank executive officer, director or principal shareholder (as those terms are defined in 12 C.F.R. Part 215). Any director whose relationship with the consultant could be perceived as causing a conflict of interest shall abstain from voting;

                (e) that the Board vote to approve any consultant's employment;
                    and

                (f) execution of a written contract between the Bank and
                    consultant based upon arms-length negotiations. Any such contract shall, at a minimum, provide for the following:

                    (i)   the duration of the contract;

                    (ii) the precise terms governing remuneration including any salaries, benefits or expense reimbursements that the consultant would receive; and

                    (iii) that any consultant's remuneration be consistent with
                          Banking Circular No. 115, dated August 30, 1978, and Supplement #1, dated December 28, 1978, incorporated herein by reference.

        (4) Each quarter, the Board, or a delegated committee thereof, shall review any consultant's performance. A report, signed by the entire Board, shall be prepared detailing the review and setting forth whether the Bank continues to require the consultant's services. Upon completion, a copy of the report shall be forwarded to the Director for Special Supervision.

                                   ARTICLE VI

SEVERANCE PLANS

        (1) The Bank shall conduct a review within thirty (30) days of all employment and severance contracts entered into with the Bank's senior officers to determine:

                (a) whether the Bank has sufficient resources to fulfill its obligations under such agreements; and

                (b) the Bank's ability to terminate or in some manner reduce or eliminate the Bank's obligations under the agreements without subjecting itself to potential liability for breach of contract or otherwise.

        (2) The Bank shall provide the Director for Special Supervision with a list of all employment/severance contracts and a written report of the results of the review required in paragraph (1) above within sixty (60) days.

        (3) Prior to entering into any new employment or severance agreements, or renewing or extending any such existing agreements with the Bank's senior officers, the Bank shall provide the Director for Special Supervision with at least thirty (30) days prior written notice and the Director for Special Supervision shall have the authority to veto such agreements.

        (4) Prior to honoring any employment or severance agreements with the Bank's senior officers, other than ordinary salary and benefits payments made to or on behalf of persons currently in the employ of and providing full time service to the Bank, the Bank shall provide the Director for Special Supervision with thirty (30) days written notice, (setting forth the details of any payments involving Bank assets), and the Director for Special Supervision shall have the authority to veto such actions.

                            ARTICLE VII


NEW PRODUCTS AND SERVICES

  (1) Prior to the Bank's involvement in any new products, services, or lines of business, the Board shall prepare a written analysis of said product or service. The analysis shall, at a minimum, assess the risks and benefits of the product, service, or line of business to the Bank. A copy of the analysis shall be submitted to the Director for Special Supervision, prior to the Bank's involvement in the product or service.


                             ARTICLE VIII

LIQUIDITY

  (1) The Board shall maintain the liquidity of the Bank at a level that is sufficient to sustain the Bank's current operations and to withstand antici-pated or extraordinary demand against its funding base.

  (2) The Board or committee thereof shall review the Bank's liquidity on a weekly basis. Such reviews shall consider at a minimum:

       (a) a maturity schedule of certificates of deposit, including large uninsured deposits;

       (b)  the volatility of demand deposits including escrow deposits;

       (c) the amount and type of loan commitments and standby letters of credit;

       (d) an analysis of the continuing availability and volatility of present funding sources;

       (e) an analysis of the impact of decreased cash flow from the Bank's loan portfolio resulting from delinquent and non-performing loans; and

                (f) an analysis of the impact of decreased cash flow from the sale of loans or loan participations.

        (3) The Board shall take appropriate action to provide adequate sources of liquidity in relation to the Bank's needs. Weekly reports shall set forth liquidity requirements and sources. Copies of these reports shall be forwarded to the Director for Special Supervision.

                                   ARTICLE IX

CAPITAL

        (1) The following capital levels have been established for your bank (as defined in 12 C.F.R. Part 3):

                (a) Tier I capital at least equal to ten percent (10%) of
                    risk-weighted assets;

                (b) Tier I capital at least equal to six and one half percent
                    (6.5%) of adjusted total assets(1).

        (2) Within thirty (30) days, the Board shall develop a three year capital program.

The program shall include:

                (a) specific plans for the maintenance of adequate capital that may in no event be less than the requirements of paragraph (1);

                (b) projections for growth and capital requirements based upon a detailed


- ---------------
(1) Adjusted total assets is defined in 12 C.F.R. Section 3.2(a) as the average total asset figure used for Call Report purposes minus end-of-quarter intangible assets. As further noted in 12 C.F.R. Section 3.2(a), a bank may be required to compute and maintain its leverage ratio on the basis of actual, rather than average total assets. This language would have to be modified to reflect that change.

            analysis of the Bank's assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

       (c) projections of the sources and timing of additional capital to meet the Bank's current and future needs;

       (d) the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank's needs;

       (e) contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

       (f)  a dividend policy that permits the declaration of a dividend only:

            (i) when the Bank is in compliance with its approved capital program, and

           (ii) with the prior written approval of the Director for Special Supervision.

       (g) a detailed analysis of any costs to be incurred by the Bank or its Holding Company due to implementation of the capital program.

  (2) Upon completion, the Bank's capital program shall be submitted to the Director for Special Supervision for approval. Upon approval by the Director for Special Supervision, the Bank shall implement and adhere to the capital program. The Board shall review and update the Bank's capital program on an annual basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Director for Special Supervision.

                                   ARTICLE X

STRATEGIC PLAN

        (1) Within one hundred and twenty (120) days, the Board shall adopt and implement a strategic plan for the Bank covering at least a three-year period. The strategic plan shall establish objectives for the Bank's earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives and, at a minimum, include:

                (a) a mission statement that forms the framework for the establishment of strategic goals and objectives;

                (b) an assessment of the Bank's present and future operating environment;

                (c) an evaluation of the Bank's internal operations, staffing requirements, board and management information systems and policies and procedures;

                (d) the development of strategic goals and objectives to be accomplished over the short and long term;

                (e) a management employment and succession program to promote the retention and continuity of capable management;

                (f) product line development and market segments that the Bank intends to promote or develop;

                (g) an action plan to improve bank earnings and accomplish identified strategic goals and objectives to include individual responsibilities, accountability and specific time frames; and

       (h) a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan.

  (2) Upon adoption, a copy of the plan shall be forwarded to the Director for Supervision for review.



                                   ARTICLE XI


LOAN ADMINISTRATION

  (1) The Board shall, within sixty (60) days, develop and implement a written program to improve the Bank's loan administration. The program shall include, but not be limited to:

       (a) procedures to ensure satisfactory and perfected collateral documentation;

       (b) procedures to ensure that extensions of credit are granted, by renewal or otherwise, to any borrower only after obtaining and analyzing current and satisfactory credit information; and

       (c) procedures to ensure the accuracy of internal management information systems.

  (2) Upon completion, a copy of the program shall be forwarded to the Director for Special Supervision.

                                  ARTICLE XII

FORMAL AGREEMENT

        (1) Although the Board has agreed to submit certain programs and reports to the Director for Special Supervision for review or approval, the Board has the ultimate responsibility for proper and sound management of the Bank.

        (2) It is expressly and clearly understood that if at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

        (3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended by the Director for Special Supervision for good cause upon written application by the Board.

        (4) The provisions of this Agreement shall continue in full force and effect unless or until such provisions are amended by mutual consent of the parties to the Agreement or excepted, waived, or terminated by the Comptroller.

        IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.



/s/ Ronald G. Schneck                   12/12/95
- ---------------------------------       --------
Ronald G. Schneck                       Date
Director for Special Supervision

        IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.



/s/ A. Thomas Hickey            12/14/95
- -------------------------       --------
A. Thomas Hickey                Date



/s/ Alan Grahm                  12/14/95
- -------------------------       --------
Alan Grahm                      Date



/s/ Howard P. Ladd              12/14/95
- -------------------------       --------
Howard P. Ladd                  Date



/s/ Scott A. Montgomery         12/14/95
- -------------------------       --------
Scott A. Montgomery             Date



/s/ Robert E. Thomson           12/14/95
- -------------------------       --------
Robert E. Thomson               Date